UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	November 2, 2005
THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (513) 983-1100

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE
EX 99-1
EX 99-2
EX 99-3
EX 99-4
EX 99-5
EX 99-6

ITEM 8.01 OTHER EVENTS
     As disclosed in its Annual Report on Form 10-K for the year ended June 30, 2005, The Procter and Gamble Company (“the Company”, “we”) adopted the Financial Accounting Standards Board (FASB) SFAS 123 (Revised 2004), “Share-Based Payment” (SFAS 123 (R)) effective July 1, 2005 which requires that all stock-based compensation, including grants of employee stock options, be accounted for using a fair-value-based method. The Company has elected to adopt SFAS 123(R) using the modified retrospective method under which prior years’ results will be revised to give effect to the value of options granted in fiscal years beginning on or after July 1, 1995.
     In addition, the Company elected to change its method of accounting for Treasury Stock. The Company previously accounted for share repurchases as if the Treasury Stock was constructively retired by reducing Common Stock and Retained Earnings within Shareholders’ Equity. Our new method of accounting will present Treasury Stock as a separate component of Shareholders’ Equity. We believe that our new accounting method is preferable as it more closely depicts the underlying intent of the share repurchases.
     The Company is providing this Form 8-K to present only those sections in its Form 10-K filing for the fiscal year ended June 30, 2005, that are conformed for the adoption of the accounting changes described above. For reference, the Company has included the entire text of the affected sections. Other than as presented here, the sections of the Form 10-K for year ended June 30, 2005 remain as previously filed. This Form 8-K does not purport to provide an update or a discussion of any other developments at the Company subsequent to the original Form 10-K filing.
     These financial statements, conformed for the changes, will become the historical financial statements of The Procter & Gamble Company and consolidated subsidiaries for currently open and future filings with the Securities and Exchange Commission.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:	/S/ STEVEN W. JEMISON

Steven W. Jemison, Secretary and
Associate General Counsel
November 2, 2005

EXHIBITS

99-1	Revised Management’s Discussion & Analysis

99-2	Revised Consolidated Financial Statements (including accompanying footnotes)

99-3	Revised Financial Summary

99-4	Deloitte & Touche Consent

99-5	Revised Computation of Earnings per Share

99-6	Revised Computation of Ratio of Earnings to Fixed Charges